Exhibit 5

March 21, 2008
1st Franklin Financial Corporation 213 East Tugalo Street P.O. Box 880
Toccoa, Georgia 30577

Re: Registration Statement on Form S-1 Filed by 1st Franklin Financial Corporation
Ladies and Gentlemen:

We have acted as counsel to 1st Franklin Financial Corporation, a Georgia corporation (the “Company”), in connection with the authorization of the issuance and sale from time to time, on a delayed basis, by the Company of senior demand notes of the Company (the “Notes”), as contemplated by the Company’s Registration Statement on Form S-1 to which this opinion has been filed as an exhibit (the “Registration Statement”).  The Notes may be issued from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion.  Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Notes, upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

In rendering the foregoing opinion, we have assumed that:  (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Notes thereunder); (ii) a prospectus supplement describing the Notes offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the Company will issue and deliver the Notes in the manner contemplated by the Registration Statement; and (iv) all Notes will be issued in compliance with applicable federal and state securities laws.

We have further assumed that (i) the resolutions authorizing the Company to issue, offer and sell the Notes will be in full force and effect at all times at which the Notes are offered or sold by the Company; (ii) the definitive terms of the Notes will have been established in accordance with the authorizing resolutions of the Company’s Board of Directors (or an authorized committee thereof), the Company’s Restated Articles of Incorporation and applicable law; (iii) such Notes will have been executed, authenticated, issued and delivered in accordance with the provisions of an indenture, in a form approved by us (the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (the “Trustee”), and the Indenture will have been qualified under the Trust Indenture Act of 1939; and (iv) all terms of such Notes not provided for in the Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and the Trustee.

The opinion set forth above is limited by:  (i) bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions of general applicability, including those relating to or affecting creditors” rights generally; and (ii) general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

The opinion expressed herein is limited to the federal securities laws of the United States of America and the laws of the State of Georgia, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement.  In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Jones Day
Jones Day

ATI-2303963v2